Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, 333-89086 and 333-179857) of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION of our report dated January 23, 2017 relating to the financial statements of Faiveley Transport, which appears in this Current Report on Form 8-K/A of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
February 13, 2017